UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2005

Union Community Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation)	000-23543 (Commission File Number)	35-2025237 (IRS Employer Identification No.)

221 East Main Street, Crawfordsville, Indiana (Address of Principal Executive Offices)	47933 (Zip Code)

(765) 362-2400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Option Grants

        On February 21, 2005, the Board of Directors granted and approved options to purchase a total of 102,175 common shares of Union Community Bancorp (the “Corporation”) pursuant to the Union Community Bancorp Stock Option Plan (the “Stock Option Plan”), a copy of which was filed as Exhibit 10(2) to the Corporation’s Registration Statement filed September 17, 1997. Of the 102,175 common shares subject to the options, 97,175 were granted to the Corporation’s directors and executive officers, as reflected in the chart below. In accordance with the terms of the Stock Option Plan, and the awards made to each director and executive officer, each recipient’s options will vest at the rate of 20% of the total grant per year over a five-year period, commencing on the first anniversary of the date of grant, meaning February 21, 2006, and continuing on the next four anniversaries thereafter. The options are 10-year, non-qualified stock options that will expire on February 21, 2015, except for the options granted to J. Lee Walden, the Chief Financial Officer of the Corporation, who received incentive stock options that will expire on February 20, 2015. The exercise price is $18.15 per common share purchased, as determined by the closing price reported by Nasdaq on February 18, 2005, the last business day before the date of grant.

Recognition and Retention Plan Awards

        On February 21, 2005, the Board of Directors also made awards of 13,870 shares of the Corporation’s common stock to the directors and executive officers of the Corporation pursuant to the Union Federal Savings and Loan Association Recognition and Retention Plan and Trust (the “RRP”), a copy of which was filed as Exhibit 10(3) to the Corporation’s Registration Statement filed September 17, 1997. The awards were allocated among the directors and executive officers as reflected in the chart below. In accordance with the terms of the RRP, and the awards made to each director and executive officer, each recipient’s award shares will vest at the rate of 20% of the total award at the end of each full twelve months of consecutive service to the Corporation or an affiliate after the date of grant. As provided in the RRP, all award shares will vest as of the last day of service in the event of death or disability and may be forfeited, to the extent not already earned and distributed, in the event of termination of service. Until such time as the award shares are earned and distributed to a recipient, the recipient is entitled to direct the RRP Trustee as to the voting of the award shares and is also entitled to have any dividends and distributions in respect of the common shares accrued for the recipient’s benefit and distributed along with the award shares as and when they are earned.

Grant and Award Chart

Name	Position	Number of Common Shares Underlying Stock Options	Number of RRP Award Shares

Philip L. Boots	Director	6,485	1,261
Mark E. Foster	Director	6,485	1,261
Phillip E. Grush	Director	6,485	1,261
C. Rex Henthorn	Director	6,485	1,261
Samuel H. Hildebrand	Director	6,485	1,261
John M. Horner	Director	6,485	1,261
Joseph M. Malott	Director	6,485	1,261
Harry A. Siamas	Director	6,485	1,261
Joseph E. Timmons	Director, President	6,485	1,261
Alan L. Grimble	Chief Executive Officer	23,305	1,261
J. Lee Walden	Chief Financial Officer	15,505	1,260

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 25, 2005

Union Community Bancorp By: J. Lee Walden —————————————— J. Lee Walden Chief Financial Officer
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